SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2006
SurModics, Inc.
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-23837	41-1356149
(Commission File Number)	(IRS Employer
Identification No.)
9924 West 74th Street
Eden Prairie, Minnesota 55344
(Address of Principal Executive Offices and Zip Code)
(952) 829-2700
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     The Board of Directors of SurModics, Inc., elected Kendrick B. Melrose Chairman of the Board of the Company, effective August 1, 2006. Mr. Melrose succeeds Dale R. Olseth, who retired from the company as Executive Chairman of the Board. At the request of the Board, Mr. Olseth will remain a director of the Company.
     In connection with Mr. Melrose’s election as Chairman of the Board, the Organization and Compensation Committee (the “Committee”) of the Board of Directors recommended certain revisions to the Company’s Board Compensation Policy, specifying an annual retainer and stock compensation applicable to non-employee directors holding the position of Chairman of the Board. In particular, the Committee recommended that a non-employee director holding the position of Chairman of the Board receive an annual retainer in the amount of $100,000, and an annual option award of 10,000 shares under the Company’s 2003 Equity Incentive Plan. The compensation payable to all other non-employee directors remains unchanged. The Board approved the revisions recommended by the Committee.
     Also effective August 1, 2006, the Board accepted the resignation of Mr. Olseth as Executive Chairman of the Board. Mr. Olseth will remain a director of the Company. Mr. Olseth will be eligible to receive standard non-employee director compensation in his role as director and, therefore, will no longer be compensated as an employee director. In addition to the standard non-employee director compensation, upon the recommendation of the Committee, the Board approved certain retirement benefits and other arrangements for Mr. Olseth as follows: (a) the Company will provide Mr. Olseth with his salary compensation due for the remainder of fiscal year 2006; (b) during the period between August 1, 2006, and August 31, 2007, the Company will provide reimbursement of 100% of all reasonable and customary office expenses incurred by Mr. Olseth for his personal and business use, including in connection with his service as a director to the Company; (c) during the period between September 1, 2007, and August 31, 2008, the Company will provide reimbursement of 50% of such reasonable and customary office expenses; and (d) during the period between the August 1, 2006, and February 29, 2008, the Company will provide salary compensation and make available certain of its standard employee benefits to an administrative assistant to work with and support Mr. Olseth in his personal and business matters, including in connection with his service as a director to the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
	By	/s/ Philip D. Ankeny
Date: August 4, 2006	Name:	Philip D. Ankeny
	Title:	Chief Financial Officer